UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

THERAPEUTICSMD, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Broken Sound Parkway NW, Suite 320, Boca Raton, FL 33487

(Address of principal executive offices and Zip Code)

(561) 961-1911

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page

Section 1 – Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement	3

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	3

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities	3

Section 9 – Financial Statements and Exhibits

Item 9.01	(d) Exhibits	4

Section 1 – Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Information called for by this item is contained in Item 2.03 below, which item is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 19, 2012, TherapeuticsMD, Inc. (the "Company") sold and issued Secured Promissory Notes (the "Notes") to Steven Johnson ("Johnson") and Plato & Associates, LLC ("Plato") in the principal base amount of $2,347,128.06 and $2,344,719.26 respectively (the "Principal Base Amount(s)") pursuant to the terms of that certain Note Purchase Agreement (the "Note Purchase Agreement") of even date therewith. As consideration for the Notes, Johnson and Plato surrendered a portion of a promissory note previously issued by the Company in the aggregate amount of $1,347,128.06 and $1,344,719.26, respectively (which sums included principle and interest through June 19, 2012) (collectively known as the "Prior Notes"). As a result of the foregoing the Company received an aggregate of $2,000,000 of new funding from Johnson and Plato.

The Principal Base Amount of each Note, plus any and all additional advances made to the Company thereafter (the "Aggregated Principal Amount"), together with accrued interest at the annual rate of six percent (6%), is due in one lump sum payment on February 24, 2014 (the "Maturity Date").

As security for the Company’s obligations under the Note Purchase Agreement and the Notes, the Company entered into a Security Agreement of even date therewith and pledged all of its assets, tangible and intangible, as further described therein.

As an inducement for the Purchasers to lend an aggregate of $2,000,000 in additional funds to the Company as outlined therein on Schedule I to the Note Purchase Agreement, the Purchasers, and/or assigns, will receive five-year Common Stock Purchase Warrants ("Warrant") to purchase an aggregate of 7,000,000 Shares, which Warrants will contain a cashless exercise provision. Each of Johnson and Plato will receive one Warrant for the purchase of 3,000,000 shares of the Company's Common Stock at an exercise price of $2.00 per share and one Warrant for the purchase of 500,000 shares at an exercise price of $3.00 per share. The Warrants shall not be exercisable for the first ninety days from issuance.

The foregoing description of the Note Purchase Agreement, the Notes, the Security Agreement, and the Warrants is qualified, in its entirety, by reference to each agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference in response to this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

As previously reported on the Company's Form 10-K for year ended December 31, 2011 filed with the Securities and Exchange Commission (the "Commission") on March 27, 2012, the Company sold two Senior Secured Promissory Notes (the "Secured Notes") in the amount of $500,000 each and also entered into a Security Agreement under which the Company pledged all of its assets to secure the obligation. The Secured Notes accrued interest at the rate of six percent (6%) per annum, were due on the one (1) year anniversary thereof, and were convertible into shares of the Company's Common Stock at the option of the Company. On June 19, 2012, the Company and the noteholders agreed to convert the Secured Notes, and according to the terms thereof, the principal and interest through June 19, 2012 of $1,054,647.54 was converted at $0.38 per share into an aggregate of 2,775,415 shares of the Company's Common Stock. The shares were issued in reliance upon an exemption from the registration provisions of the Securities Act of 1933 due to Section 4(1) of the Act and Rule 144.

On June 19, 2012, Common Stock Purchase Warrants ("Warrants") for the purchase of an aggregate of 8,145,486 shares of the Company's Common Stock (245,486 at an exercise price of $0.407357 per share and 7,900,000 at an exercise price of $0.38 per share) were exercised. The purchase price was paid through the surrender of debt in the aggregate of $3,102,000. The shares were issued in reliance upon an exemption from the registration provisions of the Securities Act of 1933 due to Section 4(1) of the Act and Rule 144.

As described above in Item 2.03 (incorporated herein by reference), on June 19, 2012, the Company issued and sold Notes in the aggregate principal amount of $4,691,847.32 and Warrants to purchase up to an aggregate of 7,000,000 shares of the Company's Common Stock. In connection with the sale of the Notes and Warrants, the Company relied upon the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exh. No.	Date	Document

10.0	June 19, 2012	Note Purchase Agreement*
10.1	June 19, 2012	Secured Promissory Note, form of*
10.2	June 19, 2012	Security Agreement*
10.3	June 19, 2012	Common Stock Purchase Warrant, form of*

____________________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2012	THERAPEUTICSMD, INC.

	By:	/s/ Robert G. Finizio
Robert G. Finizio, Chief Executive Officer